     Exhibit 99

 Form 3 Joint Filer Information

Name:        Strongbow Capital Management, Ltd.
Address:       Queensgate House, South Church Street,
               P.O. Box 1234GT, Cayman Islands, BWI

Designated
Filer:        Strongbow Capital, Ltd.

Issuer &
Ticker Symbol: Duckwall-Alco Stores, Inc. (DUCK)

Date of Event
Requiring Statement: 4/15/05

              STRONGBOW CAPITAL MANAGEMENT, LTD.

Signature:    /s/ Raymond A. D. French

        Form 3 Joint Filer Information

Name:         Raymond A. D. French
Address: Delaporte Point TH3, Box CB 13016,
                Nassau, Bahamas

Designated
Filer:         Strongbow Capital, Ltd.

Issuer &
Ticker Symbol:  Duckwall-Alco Stores, Inc. (DUCK)

Date of Event
Requiring Statement: 4/15/05

Signature:    /s/ Raymond A. D. French